SCHEDULE 14A INFORMATION

PROXY STATEMENT PURSUANT TO SECTION 14(A) OF THE SECURITIES EXCHANGE ACT OF 1934
                             (AMENDMENT NO.  )



Filed by the Registrant   [ X ]
Filed by a Party other than the Registrant  [   ]

Check the appropriate box:
[ ] Preliminary Proxy Statement
[ ] Confidential, for Use of the Commission Only (as permitted by rule 14a-
     6(e)(2))
[X] Definitive Proxy Statement
[ ] Definitive Additional Materials
[ ] Soliciting Material Pursuant to S240.14a-11(c) or S240.14a-12


                          UTAH MEDICAL PRODUCTS, INC.
                (Name of Registrant as Specified In Its Charter)

    (Name of Person(s) Filling Proxy Statement if other than the Registrant)


Payment of Filing Fee (Check the appropriate box):
[X] No fee required.
[ ] $125 per Exchange Act Rules 0-11(c)(1)(ii), 14a-6(i)(1), 14a-6(i)(2), or
    Item 22(a)(2) of Schedule 14A.
[ ] Fee computed on table below per Exchange Act Rules 14a-6(i)(4) and 0-11.
   1)  Title of each class of securities to which transaction applies:

   2)  Aggregate number of securities to which transaction applies:

   3) Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (Set forth the amount on which the filing fee is calculated and state how it was determined).

   4)  Proposed maximum aggregate value of transaction:

   5)  Total fee paid:

[ ] Check box if any part of the fee is offset as provided by Exchange Act Rule
    0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.

   1)    Amount Previously Paid:
   2)    Form, Schedule, or Registration Statement No.:
   3)    Filing Party:
   4)    Date Filed:

March 21, 2002

Dear UTMD Shareholder:

You are cordially invited to attend the 2002 Annual Meeting of Shareholders of Utah Medical Products, Inc. (UTMD). The meeting will be held promptly at 12:00 noon (local time) on Friday, May 10, 2002 at the corporate offices of UTMD, 7043 South 300 West, Midvale, Utah USA. Please use the North Entrance.

Please note that attendance at the Annual Meeting will be limited to shareholders as of the record date (or their authorized representatives) and guests of the Company. Proof of ownership can be a copy of the enclosed proxy card. You may wish to refer to page two of this Proxy Statement for information about voting your proxy, including voting at the Annual Meeting.

At the Annual Meeting, UTMD shareholders will elect two directors and consider other business. If you think you will be unable to attend the meeting, please complete your proxy and return it as soon as possible. If you decide later to attend the meeting, you may revoke the proxy and vote in person.

If you would like to receive UTMD's public announcements and other disclosures including financial information, such as SEC Forms 10-K and 10-Q, you have several options for obtaining the information. To be added to the Company mail or fax lists, contact Paul Richins with your mailing address or fax number by sending us an instruction letter, calling (801-569-4200) with instructions, or e-mailing the information to info@utahmed.com. To use the Internet to receive Company information, you can view and print the information directly from UTMD's website; http://www.utahmed.com.

Thank you for your ownership in UTMD!

Sincerely,


/s/ Kevin L. Cornwell

Kevin L. Cornwell
Chairman & CEO

                           UTAH MEDICAL PRODUCTS, INC.
                               7043 South 300 West
                               Midvale, Utah 84047
                                 (801) 566-1200

                  NOTICE OF THE ANNUAL MEETING OF SHAREHOLDERS
                             TO BE HELD May 10, 2002


TO THE SHAREHOLDERS OF UTAH MEDICAL PRODUCTS, INC.

         The Annual Meeting of Shareholders (the "Annual Meeting") of UTAH MEDICAL PRODUCTS, INC. (the "Company" or "UTMD"), will be held at the corporate offices of the Company, 7043 South 300 West, Midvale, Utah, on May 10, 2002, at 12:00 noon, local time, for the following purposes:

         (1) To elect two directors to serve for terms expiring at the 2005 Annual Meeting and until successors are elected and qualified; and

         (2) To transact such other business as may properly come before the Annual Meeting.


         UTMD's Board of Directors recommends a vote "FOR" the nominated directors, whose backgrounds are described in the accompanying Proxy Statement, and for the other proposal.

         Only  shareholders  of record at the close of business on March 8, 2002
(the  "Record  Date"),  are  entitled  to  notice  of and to vote at the  Annual
Meeting.

         This Proxy Statement and form of proxy are being first furnished to shareholders of the Company on approximately April 1, 2002.

         THE ATTENDANCE AT AND/OR VOTE OF EACH SHAREHOLDER AT THE ANNUAL MEETING IS IMPORTANT, AND EACH SHAREHOLDER IS ENCOURAGED TO ATTEND.

                                              BY ORDER OF THE BOARD OF DIRECTORS

                                              /s/ Kevin L. Cornwell

                                              Kevin L. Cornwell,  Secretary

Salt Lake City, Utah
Dated: March 21, 2002

--------------------------------------------------------------------------------


         PLEASE FILL IN, SIGN, DATE, AND RETURN THE ENCLOSED PROXY PROMPTLY, WHETHER OR NOT YOU EXPECT TO ATTEND THE ANNUAL MEETING.

         If your shares are held in the name of a brokerage firm, nominee, or other institution, only it can vote your shares. Please contact promptly the person responsible for your account and give instructions for your shares to be voted.

                           UTAH MEDICAL PRODUCTS, INC.

                                 PROXY STATEMENT

     This Proxy Statement is furnished to shareholders of UTAH MEDICAL PRODUCTS, INC. (the "Company" or "UTMD") in connection with the Annual Meeting of Shareholders (the "Annual Meeting") to be held at the corporate offices of the Company, 7043 South 300 West, Midvale, Utah, on May 10, 2002, at 12:00 noon, local time, and any postponement or adjournment(s) thereof. The enclosed proxy, when properly executed and returned in a timely manner, will be voted at the Annual Meeting in accordance with the directions set forth thereon. If the enclosed proxy is signed and returned timely without specific instructions, it will be voted at the Annual Meeting:

         (1) FOR the election of Stephen W. Bennett, M.D., Dr.P.H. and Ernst G. Hoyer as directors; and

         (2) IN accordance with the best judgment of the persons acting under the proxies on other matters presented for a vote.

      The Board of Directors has approved the foregoing proposals and recommends that the shareholders vote for each of the proposals. Proxies solicited by the Company will be voted FOR each of the proposals unless a vote against, or an abstention from, one or more of the proposals is specifically indicated on the proxy.

      A proxy for the Annual Meeting is enclosed. It is important that each shareholder complete, sign, date and return the enclosed proxy promptly, whether or not she/he plans to attend the Annual Meeting. Any shareholder who executes and delivers a proxy has the right to revoke it at any time prior to its exercise by providing the Secretary of the Company with an instrument revoking the proxy or by providing the Secretary of the Company with a duly executed proxy bearing a later date. In addition, a shareholder may revoke her/his proxy by attending the Annual Meeting and electing to vote in person.

      Proxies are being solicited by the Company, and all costs and expenses incurred in connection with the solicitation will be paid by the Company. Proxies are being solicited by mail, but in certain circumstances, officers and directors of the Company may make further solicitation in person, by telephone, facsimile transmission, telegraph or overnight courier.

      Only holders of the 5,002,831 shares of Common Stock, par value $0.01 per share, of the Company (the "Common Stock") issued and outstanding as of the close of business on March 8, 2002 (the "Record Date"), will be entitled to vote at the Annual Meeting. Each share of Common Stock is entitled to one vote. Holders of at least a majority of the 5,002,831 shares of Common Stock outstanding on the Record Date must be represented at the Annual Meeting to constitute a quorum for conducting business.

      All properly executed and returned proxies as well as shares represented in person at the meeting will be counted for purposes of determining if a quorum is present, whether or not the proxies are instructed to abstain from voting or consist of broker non-votes. Under the Utah Revised Business Corporation Act matters, other than the election of directors and certain specified extraordinary matters, are approved if the number of votes cast FOR exceed the number of votes cast AGAINST. Directors are elected by a plurality of the votes cast. Abstentions and broker non-votes are not counted for purposes of determining whether a matter has been approved or a director has been elected.

      Officers and directors holding an aggregate of 120,127 shares, or approximately 2.4% of the issued and outstanding stock, have indicated their intent to vote in favor of all proposals.

--------------------------------------------------------------------------------
                      PROPOSAL NO. 1. ELECTION OF DIRECTORS
--------------------------------------------------------------------------------


General

     The Company's Articles of Incorporation provide that the Board of Directors is divided into three classes as nearly equal in size as possible, with the term of each director being three years and until such director's successor is elected and qualified. One class of the Board of Directors shall be elected each year at the annual meeting of the shareholders of the Company. The Board of Directors has nominated Dr. Stephen W. Bennett and Mr. Ernst G. Hoyer for election as directors, each for a three year term expiring at the 2005 Annual Meeting.

     It is intended that votes will be cast, pursuant to authority granted by the enclosed proxy, for the election of the nominees named above as directors of the Company, except as otherwise specified in the proxy. In the event the nominees shall be unable to serve, votes will be cast pursuant to authority granted by the enclosed proxy for such other person(s) as may be designated by the Board of Directors. The officers of the Company are elected to serve at the pleasure of the Board of Directors. The information concerning the nominees and other directors and their security holdings has been furnished by them to the Company. (See "PRINCIPAL SHAREHOLDERS" below.)

Directors and Nominees

     The Board of Directors' nominees for election as directors of the Company at the 2002 Annual Meeting are Stephen W. Bennett, M.D., Dr.P.H. and Ernst G. Hoyer. The other members of the Board of Directors were elected at the Company's 2000 and 2001 meetings for terms of three years, and therefore are not standing for election at the 2002 Annual Meeting. The terms of Mr. Cornwell and Mr. Richins expire at the 2003 Annual Meeting, and the term of Dr. Payne expires at the 2004 Annual Meeting. Background information appears below with respect to the incumbent directors whose terms have not expired, as well as the two directors standing for reelection to the board.

                                  Year
                                  First                Business Experience During Past Five Years
Name                   Age       Elected                            and Other Information
----                   ---       -------       ----------------------------------------------------------
Kevin L. Cornwell       55        1993         Chairman of UTMD since 1996. President and CEO since December
                                               1992; Secretary since 1993. Has served in various senior
                                               operating management positions in several technology- based companies over a 28 year time span, including as a director on seven other company boards. Received B.S. degree in chemical engineering from Stanford University, M.S. degree in
                                               engineering-economic systems from the Stanford Graduate School of Engineering, and MBA degree specializing in finance from the
                                               Stanford Graduate School of Business.

Stephen W. Bennett      69        1994         Retired.  Served five years as fund manager, director and
                                               senior analyst for health care investments for an institutional investment firm. Received B.A. degree in biology from
                                               Stanford University,  M.D. degree from Stanford School of
                                               Medicine, M.P.H. and T.M. degree and Dr.P.H. degree from
                                               Tulane School of Medicine.

Ernst G. Hoyer          64        1996         General Manager of Peterson Precision Engineering Company,
                                               Redwood City, CA.  Previously served in engineering and
                                               general management positions for four technology-based
                                               companies over a 32 year time span.  Received B.S. degree in process engineering from the University of California,
                                               Berkeley and MBA degree from the University of Santa Clara.

Barbara A. Payne        55        1997         Consultant.  Served over eighteen years as corporate research scientist for a Fortune 50 firm, environmental scientist for a national laboratory.  Received B.A. degree in psychology from
                                               Stanford University,  M.A. degree from Cornell University, and M.A. and Ph.D. degrees in sociology from Stanford
                                               University.

Paul O. Richins         41        1998         Chief Administrative Officer of UTMD since 1997.  Treasurer and Assistant Secretary since 1994.  Joined UTMD in 1990.
                                               Received B.S. degree in finance from Weber State University, and MBA degree from Pepperdine University.



Security Ownership of Management and Certain Persons

     The following table furnishes information concerning the ownership of the Company's Common Stock as of March 8, 2002, by the directors, the nominees for director, the executive officer named in the compensation tables on page 6, all directors and officers as a group, and those known by the Company to own beneficially more than 5% of the Company's outstanding Common Stock as of December 31, 2001.


                                                  Nature of               Number of
                   Name                           Ownership              Shares Owned        Percent
------------------------------------------   --------------------    -------------------  --------------
Principal Shareholders

    FMR Corp.                                      Direct                  758,800            15.2%
    82 Devonshire Street
    Boston, Massachusetts 02109

    Dimensional Fund Advisors                      Direct                  252,800             5.1%
    1299 Ocean Avenue, 11th Floor
    Santa Monica, California 90401


Directors and Executive Officers


    Kevin L. Cornwell(1)(3)(4)                     Direct                    86,000            1.7%
                                                   Options                  517,500            9.4%
                                                                            -------
                                                   Total                    603,500           10.9%

    Ernst G. Hoyer(1)(2)(3)(4)(5)                  Direct                    20,000            0.4%
                                                   Options                   47,500            0.9%
                                                                            ------
                                                   Total                     67,500            1.3%

    Stephen W. Bennett(1)(2)(3)(4)(5)              Direct                     4,500            0.1%
                                                   Options                   57,500            1.1%
                                                                            ------
                                                   Total                     62,000            1.2%


    Paul O. Richins(4)                             Direct                     4,977            0.1%
                                                   Options                   37,000            0.7%
                                                                            ------
                                                   Total                     41,977            0.8%

    Barbara A. Payne(2)(3)(4)(5)                   Direct                     4,650            0.1%
                                                   Options                   27,500            0.5%
                                                                            ------
                                                   Total                     32,150            0.6%

    All officers and directors                     Direct                   120,127            2.4%
    as a group (7 persons)                         Options                  709,075           12.4%
                                                                            -------
                                                   Total                    829,202           14.5%

(1)   Executive Committee member.
(2)   Audit Committee member.
(3)   Nominating Committee member.
(4)   Compliance Committee member.
(5)   Compensation and Option Committee member.

         In the previous table, shares owned directly by directors and executive officers are owned beneficially and of record, and such record shareholder has sole voting, investment and dispositive power. Calculations of percentage of shares outstanding assumes the exercise of options to which the percentage relates. Percentages calculated for totals assume the exercise of options comprising such totals.

Compliance with Exchange Act Requirements

     Section 16(a) of the Securities Exchange Act of 1934, as amended, requires the Company's directors and executive officers, and persons who own more than 10% of a registered class of the Company's equity securities, to file with the Securities and Exchange Commission initial reports of ownership and reports of changes in ownership of equity securities of the Company. Officers, directors, and greater than 10% shareholders are required to furnish the Company with copies of all section 16(a) forms they file.

     To the Company's knowledge, based solely on review of the copies of such reports furnished to the Company, all section 16(a) requirements applicable to persons who were officers, directors and greater than 10% shareholders during the preceding fiscal year were complied with.

Board and Committee Meetings

     The directors held four meetings during 2001 and one meeting to date in 2002. All of the directors attended all meetings during their respective incumbencies.

     The Company has Executive, Audit, Compliance, Nominating, and Compensation and Option Committees. The current members of the Company's committees are identified in the preceding table.

     The Executive Committee held one formal meeting during 2001. In addition, the Committee met informally about once per month. At its formal meeting, the Committee passed resolutions on behalf of the Board of Directors.

     The Audit Committee met once during 2001 and once to date in 2002 to review the results of the 2000 and 2001 audits by UTMD's independent auditor, Tanner + Co. The Audit Committee approves management's recommendation of independent accountants, approves the scope of audit and related fees, and reviews financial reports, audit results, internal accounting procedures and programs to comply with applicable requirements relating to financial accountability.

     The Compliance Committee met in conjunction with each board meeting during 2001. In each meeting, after receiving the Company's routine compliance reports, the Board reviewed compliance by UTMD and its personnel, including executive officers and directors, with applicable regulatory requirements as well as the Company's own compliance policy, and compared its established policies and procedures for compliance with current applicable laws and regulations, under the guidance of Corporate Counsel.

     The Nominating Committee met informally during 2001. The Nominating Committee takes the lead in nominating new directors. The Nominating Committee will consider nominees recommended by shareholders. In accordance with the Company's bylaws, shareholder's nominations for election as directors must be submitted in writing to the Company at its principal offices not less than 30 days prior to the Annual Meeting at which the election is to be held (or if less than 60 days' notice of the date of the Annual Meeting is given or made to shareholders, not later than the tenth day following the date on which the notice of the Annual Meeting was mailed). The notice to the Company from a shareholder who intends to nominate a person at the Annual Meeting for election as a director must contain certain information about the shareholder and the person(s) nominated by him, including, among other things, the name and address of the shareholder, a representation that the shareholder is entitled to vote at the Annual Meeting and intends to appear in person or by proxy at the Annual Meeting, a description of all arrangements or understandings between the shareholder and each nominee, such other information as would be required to be included in a proxy statement soliciting proxies for the election of the proposed nominee, and the consent of each nominee to serve as a director if so elected.

     The Compensation and Option Committee, comprised of three outside directors as indicated in the table above, consulted by telephone and met once formally near the end of 2001 to review management performance, recommend compensation, and develop compensation strategies and alternatives throughout the Company, including those discussed in the committee's report contained in this Proxy Statement. The deliberations culminated in recommendations at the February 2002 Board Meeting.

Report of the Audit Committee

     The Audit Committee of the Board of Directors is composed of three independent directors. The members of the audit committee are Stephen W. Bennett, Ernst G. Hoyer and Barbara A. Payne. The Audit Committee has adopted a written charter, which is attached as an appendix to this Proxy Statement.

     The audit committee oversees the financial reporting process for UTMD on behalf of the Board of Directors. In fulfilling its oversight responsibilities, the audit committee reviewed the annual financial statements included in the annual report and filed with the Securities and Exchange Commission. The audit committee confirmed that the independent auditors are reviewing the financial information included in the Company's 10-Q reports.

     The audit committee met twice during 2001 and once to date in 2002 to review the results of the 2000 and 2001 audits by UTMD's independent auditor, Tanner + Co. In accordance with Statement on Auditing Standards No. 61, discussions were held with management and the independent auditors regarding the acceptability and the quality of the accounting principles used in the reports. These discussions included the clarity of the disclosures made therein, the underlying estimates and assumptions used in the financial reporting, and the reasonableness of the significant judgments and management decisions made in developing the financial statements. In addition, the audit committee has discussed with the independent auditors their independence from the Company and its management, including the matters in the written disclosures required by Independence Standards Board Standard No. 1.

     The audit committee has also met with Company management and its independent auditors, and discussed issues related to the overall scope and objectives of the audits conducted, the internal controls used by the Company, the openness and honesty of management, auditor verification of information provided by management, quality control procedures used by auditors in performing the independent audit, the selection of the Company's independent auditors and any possible conflicts of interest. The committee elicited recommendations for improving UTMD's internal control procedures. The independent auditors had no such recommendations.

     Pursuant to the reviews and discussions described above, the audit committee recommended to the Board of Directors that the audited financial statements be included in the Company's Annual Report on Form 10-K for the fiscal year ended December 31, 2001, for filing with the Securities and Exchange Commission.

     Signed and adopted by the audit committee this 2nd day of March, 2002:

                                                       Ernst G. Hoyer - Chairman
                                                       Stephen W. Bennett
                                                       Barbara A. Payne

Executive Officer Compensation

     The following table sets forth, for each of the last three fiscal years, cash compensation received by the Company's Chief Executive Officer. No other executive officers received salary and bonus for services which exceeded $100,000 for the fiscal year ended December 31, 2001.

                                                    Summary Compensation Table

                                                                                Long Term Compensation
                                                                        -------------------------------------
                                           Annual Compensation                    Awards            Payouts
                                   ------------------------------------ -------------------------- ----------

         (a)               (b)               (c)          (d)     (e)          (f)           (g)         (h)           (i)
                                                                 Other                   Securities
                                                                Annual      Restricted   Underlying                 All Other
                                                                 Comp-        Stock       Options/       LTIP        Compen-
Name and Principal                    Salary        Bonus      ensation      Award(s)       SARs       Payouts        sation
Position                  Year          ($)          ($)        ($)(1)         ($)          (#)         ($)           ($)
----------------------  ---------  ------------- ------------ -----------  ------------ ------------- ----------  --------------
Kevin L. Cornwell          2001       223,079        197,800     4,200          --            --         --              --
    Chairman &             2000       207,957        120,250     4,393          --            --         --              --
    Chief Executive        1999       200,363        166,500     4,000          --         90,000        --              --
    Officer
----------------------  ---------  ------------- ------------ -----------  ------------ ------------- ----------  --------------

     (1) Amounts are Company payments for 401(k) matching contributions, and in year 2000 reimbursement under Company pet insurance plan.


Option/SAR Grants in Last Fiscal Year

     During the most recent fiscal year, there were no option or SAR grants to any executive named in the Summary Compensation Table.

     The following table sets forth information respecting the exercise of options during the last completed fiscal year by each executive named in the Summary Compensation Table above and the December 31, 2001 fiscal year end values of unexercised options, based on the closing price ($13.61) of the Company's Common Stock on the Nasdaq Stock Market on December 31, 2001.


                  Aggregate Option/SAR Exercises in Last Fiscal Year and FY-End Option/SAR Values

         (a)                   (b)                  (c)                      (d)                         (e)
                                                                    Number of Securities        Value of Unexercised
                                                                   Underlying Unexercised           In-the-Money
                                                                       Options/SARs at             Options/SARs at
                                                                         FY-End (#)                  FY-End ($)
                        Shares Acquired on
         Name              Exercise (#)        Value Realized     Exercisable/Unexercisable   Exercisable/Unexercisable
                                                    ($)
---------------------- --------------------  ------------------ ----------------------------- -------------------------
Kevin L. Cornwell               0                    0                 506,563/   33,437        $2,123,247/ $233,753
---------------------- --------------------  ------------------ ----------------------------- -------------------------



Report of the Compensation and Option Committee

     General

     Under the supervision of the Compensation and Option Committee, the Company has developed and implemented compensation policies, plans, and programs that seek to enhance the long-term profitability and growth of the Company, and thus shareholder value, by aligning closely the financial interests of the Company's senior managers and other key employees with those of its shareholders. The Compensation and Option Committee of the Board of Directors is responsible for evaluating and recommending specific executive compensation for formal board approval on an annual basis.

     The Company applies a consistent philosophy to compensation for all employees, including senior management. The philosophy is based on the premise that the achievements of the Company result from the coordinated efforts of all individual employees working toward common objectives. The Company strives to achieve those objectives through teamwork that is focused on meeting the needs and expectations of customers and shareholders.

     There are seven basic objectives for the Company's compensation program:

     (1) Pay for Performance. The basic philosophy is that rewards are provided
         -------------------
for the long term value of individual contribution and performance to the Company. Rewards are both recurring (e.g., base salary) and non-recurring (e.g., bonuses), and both financial and non-financial (e.g., recognition and time off).

     (2) Provide for Fairness and Consistency in the Administration of Pay.
         ------------------------------------------------------------------
Compensation is based on the value of the job, what each individual brings to the job, and how well each individual performs on the job, consistently applied across all functions of the Company.

     (3) Pay Competitively. The Company believes it needs to attract and retain
         -----------------
the best people in the industry in order to achieve one of the best performance records in the industry. In doing so, the Company needs to be perceived as rewarding well, where competitive compensation includes the total package of base pay, bonuses, awards, and other benefits.

     (4) Conduct an Effective Performance Review Process. The Company believes
         -----------------------------------------------
it needs to encourage individual employee growth and candidly review each individual's performance in a timely way. This feedback process is bilateral, providing management with an evaluation of the Company through the eyes of its employees.

     (5) Effectively Plan and Administer the Compensation Program. Expenditures
         --------------------------------------------------------
for employee compensation must be managed to what the Company can afford and in a way that meets management goals for overall performance and return on shareholder equity.

     (6) Communicate Effectively. The Company believes that an effective
         -----------------------
communication process must be employed to assure that its employees understand how compensation objectives are being administered and met.

     (7) Meet All Legal Requirements. The compensation program must conform to
         ---------------------------
all state and federal employment laws and guidelines.

     The Company uses essentially five vehicles in its compensation program.

     (1) Salary. UTMD sets base salaries by reviewing the aggregate of base
         ------
salary and annual bonus for competitive positions in the market. Executive base salaries are set at the beginning of each calendar year by the Board of Directors. For senior management, base salaries are fixed at levels somewhat below the competitive amounts paid to senior management with comparable qualifications, experience, and responsibilities at other similarly sized companies engaged in the same or similar businesses. Then, annual bonuses and longer term incentive compensation are more highly leveraged and tied closely to the Company's success in achieving significant financial and non-financial goals.

     (2) Bonuses. UTMD's Management Bonus Plan, which pays sales, research and
         -------
development, and management bonuses, is generated out of an annual pretax profit sharing pool, calculated after the year-ending independent financial audit has been completed. The Board of Directors has approved 4% of pretax, prebonus earnings, plus 10% of pretax, prebonus earnings improvements over the prior year's results, as an allocation for the Plan. For example, if the Company achieves 20% growth in pretax earnings, the sales, research and development, and management bonus pool will accrue 6% of pretax, prebonus earnings, which will be paid under recommendation of the Compensation and Option Committee and approved by the Board.

     UTMD's management personnel, beginning with the first level of supervision and professional management, and including certain non-management specialists and technical people, together with all direct sales representatives, are eligible as participants in the Management Bonus Plan. In 2001, eighty-nine participants were included in the Plan. The Management Bonus Plan also funded extraordinary performance bonuses paid to thirteen employees during the year, attendance bonuses paid to seventy non-exempt employees and holiday gifts to both exempt and non-exempt personnel.

     The Company makes occasional cash awards, in amounts determined on an individual basis, to employees who make extraordinary contributions to the performance of the Company within a given period. These payments are made as frequently and contemporaneously as possible to recognize excellent accomplishments when they occur. The awards are funded from the accrued Plan described above, and therefore do not impact the Company's financial performance. Senior management is not eligible for these awards.

     For 2001, executive management listed in the table on page 6 received a total bonus of $197,800, which was equal to about 88% of aggregate base income and about 38% of the pool accrued per the formula above. Actual individual bonuses result from the Compensation and Option Committee's assessment and the Board's approval of each senior executive's achievement of specific objectives and value of both short term and long term contribution to the Company's overall performance.

     (3) Employee Stock Options. The Compensation and Option Committee believes
         ----------------------
that its awards of stock options have successfully focused the Company's key management personnel on building profitability and shareholder value. The Board of Directors considers this policy highly contributory to growth in future shareholder value. The number of options granted in 2001 reflects the judgment of the Board of the number of options sufficient to constitute a material, recognizable benefit to recipients. No explicit formula criteria were utilized, other than minimizing dilution to shareholder interests. When taken together with the share repurchase program, the net result of the option program over the last five years has been awarding option shares to key employees at a higher price, and in smaller amounts, than shares actually repurchased in the open market during the same time period.

      The Board of Directors ordinarily awards employee options each year at its regularly scheduled board meeting following the audited close of the prior year's financial performance. During 2001, the Board of Directors approved grants to 83 employees of options to purchase a total of 81,400 shares at an average price of $9.35 per share. No options in 2001 were granted to executive management listed on page 6.

      Of the 81,400 options granted to employees in 2001, options representing 12,325 shares have been canceled after termination of services. Employee options vest over a four year period, with a ten year exercise period. Management expects to recommend additional options be awarded on an annual basis to the Company's key employees based on its belief that sharing the wealth of the Company with those who help create it is the best way to assure growth in shareholder value. In February 2002, the Board of Directors authorized the CEO to award to employees, during 2002, options to purchase a total of 80,000 shares. On March 1, options for 61,700 shares were awarded at an exercise price of $15.01 per share. No options were granted to executive management listed on page 6.

      (4) 401(k) Retirement Plan. The Compensation and Option Committee believes
          ----------------------
that a continuance of the Company plan instituted in 1985 is consistent with ensuring a stable employment base by helping to provide Company employees with a vehicle to build long-term financial security. The Company matched a portion of employee contributions in 2001 at a cost of about $79,000. Of this total amount, executive management received $4,200. For 2002, the Board of Directors has approved continuing the matching formula of 40% of employee contributions, up to certain limits, for employees who meet eligibility requirements.

     (5) Group Benefit Plan. The Company provides a group health, dental, and
         ------------------
life insurance plan for its employees consistent with self-funded group plans offered by other similar companies. A portion of the monthly premium cost is generally paid by plan participants. Prior to 1998, all employees, including executive officers and senior managers, paid premiums on the same basis. Beginning in 1998, employees being paid wages at a rate of $9.50 or less per hour were provided a 25% discount to the standard premium rates paid by other employees.

Executive Officer Compensation

     Utilizing the compensation objectives and vehicles outlined previously, the Compensation and Option Committee, comprised of all three outside directors, established base compensation for the CEO. The Committee used surveys of similar companies selected from among the companies with which UTMD's stock is compared in the Stock Performance Chart on page 11, based on variations in industry type, geographic location, size, and profitability as the Committee deemed appropriate. Base salary was fixed at a level somewhat below the competitive amounts paid to executive officers with comparable qualifications, experience and responsibilities at other similarly sized companies engaged in the same or similar businesses. The annual bonus and long term incentive compensation in the form of stock options were more highly leveraged and tied closely to the Company's success in achieving significant financial and non-financial goals.

     The annual bonus for the CEO was awarded on the same basis as all employees included in the Management Bonus Plan. At the beginning of the year, Plan participants were awarded participation units in the bonus plan, proportional to base salary and responsibility, based on the Committee's determination of the relative contribution expected from each person toward attaining Company goals. Each individual's performance objectives, derived as the applicable contribution needed from that executive to achieve the Company's overall business plan for the year, were reviewed by the Committee. These goals included financial (weighted most heavily) and non-financial goals. Financial goals included net sales, gross profit margin, operating margin, after-tax profits, return on equity, and particularly in the case of the CEO, growth in earnings per share. Non-financial goals included continuing the development of a talented and motivated team of employees, conceiving and implementing programs to maintain competitive advantages and to achieve consistent earnings per share growth, reacting to competitive challenges, developing business initiatives to further support critical mass in a consolidating marketplace, promoting the Company's participation in socially responsible programs, protecting intellectual property, maintaining compliance with regulatory requirements, achieving a high regard for the integrity of the Company and its management and minimizing issues that represent significant business risk factors.

     The amount of bonus paid to the CEO was based on the Committee's evaluation of his success in meeting the respective shorter term performance objectives, supplemented by the Committee's evaluation of his performance and contribution in meeting the Company's longer term financial and non-financial objectives. In 2001, although overall revenue growth objectives were not attained, all other financial objectives including especially profitability objectives set in the operating plan at the beginning of the year were met or exceeded. UTMD achieved annual performance records in gross profit margins, operating profit margins and earnings per share. Earnings per share increased 27%. The Committee decided to award the CEO a bonus consistent with the number of bonus units awarded the CEO in 1999, multiplied by the same dollar value per unit awarded all other employees for 2001. In 2000, the CEO's bonus had been reduced for lower than planned financial performance. Based on the recommendation of the Compensation and Option Committee in early 2002, the Board of Directors awarded the CEO a bonus for 2001 of $197,800 under the Management Bonus Plan. In addition, the Board set the CEO's 2002 base salary at $235,000.

     The Committee intends that stock options serve as a significant component of the CEO's total compensation package in order to retain his efforts on behalf of the Company and to focus his efforts on enhancing shareholder value. However, no CEO options have been awarded since 1999.

     The foregoing report has been furnished by:              Stephen W. Bennett
                                                              Ernst G. Hoyer
                                                              Barbara A. Payne

Compensation and Option Committee Interlocks and Insider Participation

     The members of the Compensation and Option Committee are Stephen W. Bennett, Ernst G. Hoyer, and Barbara A. Payne. No member of such committee is a present or former officer of the Company or any subsidiary. There are no other interlocks. No member of such Committee, his family, or his affiliate was a party to any material transactions with the Company or any subsidiary since the beginning of the last completed fiscal year. No executive officer of the Company serves as an executive officer, director, or member of a compensation committee of any other entity, an executive officer or director of which is a member of the Compensation and Option Committee of UTMD.

Employment Agreements, Termination of Employment, and Change in Control

     The Company is required to pay Mr. Cornwell additional compensation in the event his employment is terminated as a result of a change in control, at the election of the Company, or by the mutual agreement of Mr. Cornwell and the Company. Under the agreement, the additional compensation that the Company is required to pay Mr. Cornwell is equal his last three year's income inclusive of salary and bonus, and the appreciation of stock value for awarded options above the option exercise price. In the event of a change in control, Company will also pay Mr. Cornwell incentive compensation equal to about 1% of the excess value per share paid by an acquiring company that exceeds $14.00 per share.

     The Company is required to pay all other optionees under employee and outside director's option plans, the appreciation of stock value for awarded options above the option exercise price in the event of a change of control of the Company.

     The Company presently has no other employment agreements in the U.S. In Ireland, the Company is subject to providing certain advance notice to its employees in the event of termination. Under the terms of employment grants awarded as incentives by the Industrial Development Agency (Ireland), the Company would be obligated to repay grants during a five year period if employment declined from levels at which grants were claimed by UTMD.


Outside Directors' Compensation

     Outside (non-employed) directors currently receive annual cash compensation of $17,000 each ($21,000 for executive committee members) plus reimbursement of expenses in attending meetings.

     No outside director options have been awarded since 1999. The purpose of the Directors' Stock Option Plan, as ratified and approved by the shareholders at an annual meeting, is to aid the Company in retaining outside directors without interlocking interests, and to provide directors with an incentive to use their best efforts to promote the success of UTMD's business consistent with all shareholders' interests.

     In ten years under the outside directors' option plan including 2002, outside directors have been awarded options for 235,000 shares, of which 79,000 have been canceled without exercise and 16,000 have been exercised. Outside director options which have not been canceled or exercised represent about 12% of total Company options awarded and uncanceled since 1993. The Company is required to pay optionees under the outside directors' option plan, the appreciation of stock value for issued options above the option exercise price in the event of a change of control of the Company.

Stock Performance Chart

     The following chart compares what an investor's five year cumulative total return (assuming re-investment of dividends) would have been assuming initial $100 investments on December 31, 1996 for the Company's Common Stock and the two indicated indices. The Company's common stock traded on Nasdaq National Market from December 1983 until December 26, 1996, when it began trading on the New York Stock Exchange. On March 8, 2000 the Company's stock began trading once again on the Nasdaq National Market.

                                [GRAPHIC OMITTED]


Performance Graph appears here. Detailed below are the plot points:

                                                  12/96      12/97      12/98      12/99      12/00      12/01
                                                  -----      -----      -----      -----      -----      -----
Utah Medical Products                             100.0       50.9       49.1       50.5       56.1      101.8
Nasdaq Stock Market (US & Foreign)                100.0      122.1      169.1      315.2      190.2      149.9
Nasdaq Stocks (SIC 3800-3899 US Companies)        100.0      113.3      114.9      191.7      168.4      170.0

         Cumulative shareholder return data respecting the Nasdaq Stock Market (U.S. and Foreign) is included as the comparable broad market index. Even though UTMD's common stock traded on the NYSE for a portion of the reporting period, Nasdaq Stocks Standard Industrial Classification Codes 3800 through 3899 for U.S. Companies is included in UTMD's peer group because such groups include companies of comparable market capitalization and UTMD is now trading on the Nasdaq Stock Market.

--------------------------------------------------------------------------------
                         INDEPENDENT PUBLIC ACCOUNTANTS
--------------------------------------------------------------------------------


         The Board of Directors retained Tanner + Co. as the Company's auditor and independent certified public accountants for the years ended December 31, 1999, 2000 and 2001. The selection of the Company's auditors for the current fiscal year is not being submitted to the shareholders for their consideration in the absence of a requirement to do so. The selection of the independent auditors for 2002 will be made by the Company's Board of Directors, with the advice of the Audit Committee, at such time as they may deem it appropriate. There are no disagreements on accounting policies or practices between the Company and its auditors.

         It is anticipated that representatives of Tanner + Co. will be present at the Annual Meeting and will be provided the opportunity to make a statement, if they desire to do so, and to be available to respond to appropriate questions.

Audit Fees

         During 2001, UTMD paid Tanner + Co. $37,360 for professional services rendered for the audit of its annual financial statements and for reviews of the financials included in UTMD's quarterly reports on Form 10-Q.

Financial Information Systems Design and Implementation

         No services were rendered by Tanner + Co. in 2001 for Financial Information Systems Design and Implementation.

All Other Fees

         During 2001, UTMD paid Tanner + Co. $18,750 for tax filing, preparation, and tax advisory services.

Auditor Independence

         The Audit Committee has considered whether the provision of the services rendered for nonaudit matters is compatible with maintaining Tanner + Co.'s independence and concluded that their independence was not impaired by performing such work for the Company.


--------------------------------------------------------------------------------
                              SHAREHOLDER PROPOSALS
--------------------------------------------------------------------------------


         No proposals have been submitted by shareholders of the Company for consideration at the Annual Meeting. It is anticipated that the next Annual Meeting of Shareholders will be held during May 2003. Shareholders may present proposals for inclusion in the Proxy Statement to be mailed in connection with the 2003 Annual Meeting of Shareholders of the Company, provided such proposals are received by the Company no later than November 21, 2002, and are otherwise in compliance with applicable laws and regulations and the governing provisions of the articles of incorporation and bylaws of the Company.

--------------------------------------------------------------------------------
                                  MISCELLANEOUS
--------------------------------------------------------------------------------


Other Business

     Management does not know of any business other than that referred to in the Notice which may be considered at the Annual Meeting. If any other matters should properly come before the Annual Meeting, it is the intention of the persons named in the accompanying form of proxy to vote the proxies held by them in accordance with their best judgment.

     In order to assure the presence of the necessary quorum and to vote on the matters to come before the Annual Meeting, please indicate your choices on the enclosed proxy and date, sign, and return it promptly in the envelope provided. The signing of a proxy by no means prevents your attending the meeting.


                                            By Order of the Board of Directors,
                                            UTAH MEDICAL PRODUCTS, INC.


                                            /s/ Kevin L. Cornwell

Salt Lake City, Utah                        Kevin L. Cornwell
March 21, 2002                              Chairman and CEO

                                                                        Appendix

                           UTAH MEDICAL PRODUCTS, INC.
                             Audit Committee Charter
                                  May 30, 2000

Composition:    At least three directors who are independent of the management of the Company and are free of any relationship that, in the opinion of the board of directors, would interfere with their exercise of independent judgment as a committee member. All audit committee members shall be able to read and understand fundamental financial statements. At least one of the committee members shall have had past employment experience in finance or accounting, requisite professional certification in accounting, or other comparable experience or background.

Mission: The audit committee shall provide assistance to the corporate directors in fulfilling their oversight responsibilities by reviewing the financial information which will be provided to the shareholders and others, the systems of internal controls which management and the board of directors have established, and the audit process.

Responsibilities:

o Review and recommend to the board of directors the selection of independent auditors. Review and approve the discharge of the independent auditors.

o Review with the independent auditors and the Company's financial and accounting personnel, the adequacy and effectiveness of the accounting and financial controls of the Company, and elicit any recommendations for the improvement of such internal control procedures or particular areas where new or more detailed controls or procedures are desirable. Particular emphasis should be given to the adequacy of such internal controls to expose any payments, transactions, or procedures that might be deemed illegal or otherwise improper.

o Provide sufficient opportunity for the independent auditors to meet with the members of the audit committee without members of management present. Among the items to be discussed in these meetings is the independent auditors' letter to management following the audit respecting accounting practices and procedures, their evaluation of the Company's financial and accounting personnel, and the cooperation they received during the course of the audit.

o Provide a signed report in the annual proxy statement to shareholders stating whether the audit committee has: a) reviewed and discussed the audited financial statements with management; b) discussed with the independent auditors the matters required to be discussed by Statement on Auditing Standards No. 61; and c) received from the auditors disclosures regarding the auditors' independence called for in Independence Standards Board Standard No. 1- August, 1999. This report shall also include a statement whether, based on the review and discussions noted above, the committee recommended to the board of directors that the audited financial statements be included in the Company's 10-K.

o Ensure that the Company discloses in the annual proxy statement whether the audit committee members are "independent" as defined in the Nasdaq listing standards, and disclose certain information regarding any committee member who is not "independent".

o See that the Company discloses the adoption of this charter in the annual proxy statement to shareholders, and that a copy of charter is filed as an appendix to the proxy statement at least once every three years.

o Ensure that the independent auditors review the financial information included in the Company's 10-Q reports. Review procedures for preparation and release of unaudited interim financial information.

o     Review and assess the adequacy of this charter annually.

While the audit committee has the responsibilities and powers set forth in this Charter, it is not the duty of the audit committee to plan or conduct audits or to determine that the Company's financial statements are complete and accurate and are in accordance with generally accepted accounting principles. This is the responsibility of management and the independent auditor. Nor is it the duty of the audit committee to conduct investigations, to resolve disagreements, if any, between management and the independent auditor or to assure compliance with the Company's Code of Conduct.



Adopted:      May 31, 2000

                                      PROXY

Annual Meeting of the Shareholders of         (This Proxy is Solicited on Behalf
Utah Medical Products, Inc.                           of the Board of Directors)

     The undersigned hereby appoint Kevin L. Cornwell and Paul O. Richins, and each of them, proxies, with full power of substitution, to vote the shares of common stock of Utah Medical Products, Inc. (the "Company") which the undersigned is entitled to vote at the Annual Meeting of Shareholders of the Company (the "Annual Meeting") to be held at the corporate offices of the Company, 7043 South 300 West, Midvale, Utah, on May 10, 2002, at 12:00 noon, local time, and any postponement or adjournment(s) thereof, such proxies being directed to vote as specified below. If no instructions are specified, such proxies will be voted "FOR" each proposal.

     To vote in accordance with the Board of Directors' recommendations, sign below; the "FOR" boxes may, but need not be checked. To vote against any of the recommendations, check the appropriate box(es) marked "WITHHOLD" or "AGAINST," below.

         (1) To elect two directors of the Company to serve three year terms and until their successors are elected and qualified;

                  Stephen W. Bennett:        FOR   [ ]     WITHHOLD   [ ]
                  Ernst G. Hoyer:            FOR   [ ]     WITHHOLD   [ ]


         (2) To transact such other business as may properly come before the Annual Meeting.

                                     FOR [ ]      AGAINST [ ]    ABSTAIN [ ]

PLEASE SIGN EXACTLY AS YOUR NAME APPEARS IN THE RECORDS OF THE COMPANY. WHEN SHARES ARE HELD BY JOINT TENANTS, BOTH SHOULD SIGN. IF YOUR SHARES ARE HELD AT A BROKERAGE HOUSE, PLEASE INDICATE THE NAME OF THE BROKERAGE HOUSE AND THE NUMBER OF SHARES HELD.

   Dated________________________   No. of Shares _______________________________

   Signature____________________   Signature (if held jointly)__________________

   Print Name___________________   Print Name___________________________________

                               PLEASE ACT PROMPTLY

PLEASE MARK, SIGN, DATE, AND RETURN PROXY IN THE BUSINESS REPLY ENVELOPE PROVIDED. NO POSTAGE IS REQUIRED IF MAILED IN THE UNITED STATES.

                           Utah Medical Products, Inc.
                               7043 South 300 West
                               Midvale, Utah 84047